Exhibit 99.2

bluebird bio to Present New Data from Clinical Studies of LentiGlobinTM Gene Therapy in Transfusion-Dependent β-Thalassemia (TDT) and Severe Sickle Cell Disease (SCD) and bb2121 in Relapsed/Refractory Multiple Myeloma at American Society of Hematology (ASH) Annual Meeting

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11 total abstracts accepted, including updated data from Northstar-2 (HGB-207) Phase 3 study of LentiGlobin in patients with TDT and non-β0/β0 genotypes, HGB-205 study of LentiGlobin in patients with SCD and TDT, and CRB-401 study of bb2121 anti-BCMA CAR T in patients with relapsed/refractory multiple myeloma along with preclinical abstract data –

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Results from two subjects with SCD in LentiGlobin study HGB-206 treated under amended study protocol provide early indication of improved drug product vector copy numbers (DP VCN), in vivo VCN and HbAT87Q hemoglobin production –

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Clinical data indicate that use of single-agent plerixafor for stem cell mobilization is well tolerated by patients with SCD and may enable increased cell doses and a more favorable phenotype with fewer lineage committed lymphoid progenitors compared to bone marrow harvest; plerixafor mobilization clinical study cohort has been implemented in HGB-206 study -

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Data on patients with up to three-year follow up data from patients in the Northstar (HGB-204) study of LentiGlobin drug product in TDT demonstrate durability of treatment and potential for improved hemoglobin production over time –

-	Company to hold conference call and webcast today, November 1, at 8:30 a.m. ET –

Cambridge, MA, November 1, 2017 – bluebird bio, Inc. (Nasdaq: BLUE), a clinical-stage company committed to developing potentially transformative gene therapies for serious genetic diseases and T cell-based immunotherapies for cancer, today announced that four oral and seven poster presentations will feature data from bluebird programs during the 59th Annual Meeting of the American Society for Hematology (ASH). The data will highlight bluebird’s advancement of its LentiGlobin product candidate in patients with transfusion-dependent β-thalassemia (TDT) and severe sickle cell disease (SCD), and its bb2121 product candidate in patients with relapsed/refractory multiple myeloma. Preliminary data from these abstracts will be available on the ASH conference website at 9:00 am ET today.

“This year at ASH, we have the opportunity to share updated data across our clinical studies in severe genetic diseases and cancer, and to provide a look at some of the preclinical work that will inform the next phase of clinical development at bluebird,” said Dave Davidson, chief medical officer. “The new data in sickle cell disease suggest that the changes made to the HGB-206 protocol and to our manufacturing process are having a favorable impact on the engraftment of the gene-modified stem cells. The two patients treated in Group B have consistently higher DP VCN and in vivo VCN than Group A patients, and patient 1313 has the highest Month 3 HbAT87Q level seen to date in the study. We plan to share updated clinical data on these patients at ASH. Additionally, we are very encouraged by the emerging profile of plerixafor mobilization in patients with sickle cell disease. Early data show a more favorable safety profile and substantial improvement in the collection of CD34+ cells compared to bone marrow harvest, suggesting that plerixafor may offer a more effective and less burdensome means to collect stem cells in patients with sickle cell disease.”

Clinical Presentations Summary

Interim Results from a Phase 1/2 Clinical Study of LentiGlobin Gene Therapy for Severe Sickle Cell Disease (Oral Abstract #527)

Presenter: Julie Kanter, M.D., Medical University of South Carolina, Charleston, SC

Date & Time: Sunday, December 10 at 5:30 pm

Location:  Bldg C, Lvl 1, C101 Auditorium

Abstract Results as of July 21, 2017:

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9 patients with severe SCD have received LentiGlobin drug product (DP). All successfully underwent bone marrow harvest (median 2 harvests, range 1–3) to collect the stem cells used to produce LentiGlobin drug product.

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Patients in this study are divided into three cohorts: A, B and C. Patients in Group A were treated under the original study protocol. Patients in Group B were treated under an amended study protocol that included changes intended to address drug product vector copy number (VCN) and engraftment challenges seen in Group A. Patients in both Group A and B had drug product made from stem cells collected using bone marrow harvest.  Group C will be composed of patients treated under the amended study protocol and with drug product made from stem cells collected using apheresis with plerixafor rather than via bone marrow harvest.

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7 patients were treated in Group A; initial results in these patients were presented at ASH 2016. The median cell dose was 2.1 (1.8–5.1) x 10[6] CD34+ cells/kg, median DP VCN was 0.6 (0.3–1.3) copies/diploid genome, and 8%–42% CD34+ cells were transduced. As of the data cutoff:

o	Median follow-up was 18.3 (14.9–23.8) months since LentiGlobin infusion
o	Median VCN in peripheral blood was 0.1 (0.1–0.2) copies/genome and median HbAT87Q level was 0.9 (0.4–2.4) g/dL at last measurement.

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Patients experiencing multiple vaso-occlusive crises (VOCs) prior to study entry (n=6; median annualized frequency 4, range 2–28 VOCs annually) have had numerically fewer VOCs since LentiGlobin DP infusion (median annualized frequency 1, range 0–24 annually, 14%–100% reduction).

•	2 patients were treated in Group B. As of the data cutoff:
o	Patient 1313, whose DP VCNs were reported at ASH 2016, was treated with two DP lots, one of which was manufactured using the original process, and the other using the refined process.
▪	The total DP cell dose was 2.2 x 10[6] CD34+ cells/kg. DP VCNs were 1.4 (old process) and 3.3 (refined process) copies/genome. 46% (old process) and 83% (refined process) of CD34+ cells were transduced.
▪	VCN in peripheral blood was 0.5 copies/genome and HbAT87Q level was 1.5 g/dL at 3 months after LentiGlobin infusion
o	Patient 1312 was treated with two DP lots manufactured using the refined process.
▪	The total DP cell dose was 3.2 x 10[6] CD34+ cells/kg. DP VCNs were 5.0 and 2.9 copies/genome. 95% and 90% of CD34+ cells were transduced.
▪	VCN in peripheral blood was 2.6 copies/genome at 1 month after LentiGlobin infusion.
▪	HbAT87Q was not yet available at time of data cut for abstract
•	Additional patients (Group C) have been enrolled in HGB-206 as of July 21, 2017. Additional data including mobilization results and DP characteristics for these patients will also be presented at ASH.
•	The toxicity profile observed from start of conditioning to latest follow-up was consistent with myeloablative conditioning with single-agent busulfan.

Successful Plerixafor-Mediated Mobilization, Apheresis, and Lentiviral Vector Transduction of Hematopoietic Stem Cells in Patients with Severe Sickle Cell Disease (Poster Abstract #990)

Presenter: John Tisdale, M.D., National Heart, Lung and Blood Institute (NHLBI), Bethesda, MD

Date & Time: Saturday, December 9 at 5:30 pm

Location: Bldg A, Lvl 1, Hall A2

Abstract Results:

•	Three patients with severe sickle cell disease (SCD) have undergone plerixafor mobilization.
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A total of 15.3, 5.6, and 9.0 x 10[6] CD34+ cells/kg were collected in a single day of apheresis. In contrast, bone marrow harvest collections for all prior patients in the study yielded a mean of 5.0 (range 0.3—10.8) x 10[6] CD34+ cells/kg per harvest (N=21).

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Ex vivo cultured CD34+ cells isolated from bone marrow harvests consisted of an average of 41.0% (17.3%—50.7%) CD34dim cells. In contrast, ex vivo cultured CD34+ cells isolated from plerixafor mobilized peripheral blood (PB) contained an average of 8.2% (1.5—19.5%) CD34dim cells. CD34dim cells, which express low levels of CD34, are generally less primitive/less likely to be true primitive stem cells than other CD34+ positive cells.

•	Similar drug product vector copy numbers were observed after research-scale transduction of CD34+ cells collected from a bone marrow harvest and from plerixafor mobilized cells from the same patient.

The mobilization and apheresis procedures had an acceptable toxicity profile. No dose-limiting toxicities were observed after plerixafor dosing.

Clinical Outcomes up to 3 Years Following LentiGlobin Gene Therapy for Transfusion-Dependent β-Thalassemia in the Northstar HGB-204 Study (Oral Abstract #360)

Presenter: Janet Kwiatowski, M.D., MSCE, Children’s Hospital of Philadelphia, Philadelphia, PA

Date & Time: Sunday, December 10 at 10:45 am

Location: Building B, Lvl 2, B213-B214

Abstract Results, as of June 2, 2017:

•	As previously reported, the study has completed its treatment phase and eighteen patients with TDT (8 with β0/β0 and 10 with non-β0/β0 genotypes) received LentiGlobin drug product (DP).
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The median drug product vector copy number (VCN) was 0.7 (range: 0.3–1.5) copies/diploid genome, the median cell dose was 8.1 (range: 5.2–18.1) x 10[6] CD34+ cells/kg, and the proportion of transduced CD34+ cells was 17–58%.

•	Of the 10 patients with non- β0/β0 genotypes, 8 have been free of transfusions for a median of 27.1 (range 12.5–35.2) months.
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The 2 patients with non-β0/β0 genotypes who still require intermittent transfusions had annual transfusion volumes reduced by 30% and 94%; both received DP with a VCN in the lower range (DP VCNs: 0.3 and 0.4 copies/diploid genome).

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Two patients with β0/β0 genotypes have not received a transfusion in more than a year. At the patients’ last study visit (Month 24/Month 12), total Hb levels were 9.0 and 10.2 g/dL, HbAT87Q levels were 8.2 and 6.8 g/dL, and peripheral VCNs were 0.9 and 0.6, respectively.

•	Six patients with β0/β0 genotypes have continued transfusions. Their annual transfusion volumes have decreased by a median of 63% (range: 19% to 81%).
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The safety profile continues to be consistent with myeloablative conditioning with single-agent busulfan. No drug-product related serious adverse events (AEs) have been observed, and there is no evidence of clonal dominance.

Additional Clinical Presentations

Results from the HGB-207 (Northstar-2) Trial: A Phase 3 Study to Evaluate Safety and Efficacy of LentiGlobin Gene Therapy for Transfusion-Dependent β-thalassemia (TDT) in Patients with non-β0/β0 Genotypes (Oral Abstract #526)

Presenter: Mark C. Walters, M.D., UCSF Benioff Children’s Hospital, Oakland, Calif

Date & Time: Sunday, December 10 at 5:15 pm

Location: Bldg C, Lvl 1, C101 Auditorium

Abstract contains data presented at European Hematology Association (EHA) 2017 annual meeting. Updated data to be included in ASH presentation.

Longer Term Follow-up on the First Patients with Severe Hemoglobinopathies Treated with LentiGlobin Gene Therapy (Poster Abstract #4609)

Presenter: Marina Cavazzana, M.D., Necker-Enfants Malades Hospital, Paris, France

Date & Time: Monday, December 11 at 6:00 pm

Location: Bldg A, Lvl 1, Hall A2

Abstract contains data presented at European Hematology Association (EHA) 2017 annual meeting. Updated data to be included in ASH presentation.

Durable clinical responses in heavily pretreated patients with relapsed/refractory multiple myeloma: Updated results from a multicenter study of bb2121 anti-BCMA CAR T cell therapy (Oral Abstract #740)

Presenter: Jesus Berdeja, M.D., Sarah Cannon Research Institute and Tennessee Oncology, Nashville, TN

Date & Time: Monday, December 11 at 3:00 pm

Location: Bldg C, Lvl 1, Hall C1

Abstract contains data presented at American Society of Clinical Oncology (ASCO) 2017 annual meeting. Updated data to be included in ASH presentation.

Preclinical Presentations

Preclinical Evaluation of a Novel Lentiviral Vector Driving Lineage-Specific BCL11A Knockdown γ-Globin Induced and Simultaneous Repression of β-Globin for the Potential Treatment of Sickle Cell Disease (Poster Abstract #3557)

Presenter: Olivier Negre, Ph.D., bluebird bio

Date & Time: Monday, December 11 at 6:00 pm

Location: Bldg A, Lvl 1, Hall A2

A novel TGF-β/interleukin receptor signal conversion platform that protects CAR/TCR T cells from TGF-β-mediated immune suppression and induces T cell supportive signaling networks (Poster Abstract #1911)

Presenter: Benjamin Boyerinas, Ph.D., bluebird bio

Date & Time: Saturday, December 9 at 5:30 pm

Location: Bldg A, Lvl 1, Hall A2

A Drug-Regulated CAR Platform (DARIC) Induces Effective and Reversible Tumor Control In Vivo Using Non-Immunosuppressive Rapamycin Dosing (Poster Abstract #1910)

Presenter: Unja Martin, Ph.D., bluebird bio

Date & Time: Saturday, December 9 at 5:30 pm

Location: Bldg A, Lvl 1, Hall A2

Gene Editing of TRAC Locus Utilizing megaTAL Nucleases Increases Expression of Transgenic TCRs Delivered via Lentiviral Vector-Mediated Gene Transfer (Poster Abstract #1906)

Presenter: Michael Magee, Ph.D., bluebird bio

Date & Time: Saturday, December 9 at 5:30 pm

Location: Bldg A, Lvl 1, Hall A2

ROR1-directed chimeric antigen receptor T cell recognition of self-antigen is associated with acute toxicity, T cell dysfunction, and poor tumor control (Poster Abstract #4450)

Presenter: James Rottman, Ph.D., bluebird bio

Date & Time: Monday, December 11 at 6:00 pm

Location: Bldg A, Lvl 1, Hall A2

Webcast Information

bluebird bio will host a live webcast at 8:30 a.m. ET on Wednesday, November 1, 2017. The live webcast can be accessed under "Calendar of Events" in the Investors and Media section of the company's website at www.bluebirdbio.com. Alternatively, investors may listen to the call by dialing (844) 825-4408 from locations in the United States or (315) 625-3227 from outside the United States. Please refer to conference ID number 3795968.

About TDT
Transfusion-dependent β-thalassemia (TDT), also called Cooley’s anemia, is a rare and severe genetic blood disease.

Despite the availability of lifelong supportive care with blood transfusions and chelation treatments, many people with TDT experience serious complications and organ damage due to underlying disease and iron overload.

Allogeneic hematopoietic stem cell transplant (HSCT) is currently the only available option to address the underlying cause of TDT, though it carries significant risks. Complications of allogeneic HSCT include a significant risk of treatment-related mortality, graft failure, graft vs. host disease (GvHD) and opportunistic infections, particularly in patients who undergo non-sibling-matched allogeneic HSCT.

About SCD
Sickle cell disease (SCD) is an inherited disease caused by a mutation in the beta-globin gene that results in sickle-shaped red blood cells. Common complications include anemia, vaso-occlusive crisis, infections, stroke, overall poor quality of life and sometimes, early death.

Where adequate medical care is available, common treatments for patients with SCD largely revolve around prevention of infection and management and prevention of acute sickling episodes. Chronic management may include hydroxyurea pharmacotherapy and, in certain cases, chronic transfusions. Given the limitations of these treatments, there is no effective long-term treatment. The only advanced treatment for SCD is allogeneic HSCT. Complications of allogeneic HSCT include a significant risk of treatment-related mortality, graft failure, GvHD and opportunistic infections, particularly in patients who undergo non-sibling-matched allogeneic HSCT.

About bluebird bio, Inc.
With its lentiviral-based gene therapies, T cell immunotherapy expertise and gene editing capabilities, bluebird bio has built an integrated product platform with broad potential application to severe genetic diseases and cancer. bluebird bio’s gene therapy clinical programs include its Lenti-D™ product candidate, currently in a Phase 2/3 study, called the Starbeam Study, for the treatment of cerebral adrenoleukodystrophy, and its LentiGlobin® BB305 product candidate, currently in three clinical studies for the treatment of transfusion-dependent β-thalassemia, also known as β-thalassemia major, and severe sickle cell disease. bluebird bio’s oncology pipeline is built upon the company’s leadership in lentiviral gene delivery and T cell engineering, with a focus on developing novel T cell-based immunotherapies, including chimeric antigen receptor (CAR T) and T cell receptor (TCR) therapies. bluebird bio’s lead oncology programs, bb2121 and bb21217, are anti-BCMA CAR T programs partnered with Celgene. bb2121 and bb21217 are each currently being studied in Phase 1 trials for the treatment of relapsed/refractory multiple myeloma. bluebird bio also has discovery research programs utilizing megaTALs/homing endonuclease gene editing technologies with the potential for use across the company’s pipeline.

bluebird bio has operations in Cambridge, Massachusetts, Seattle, Washington, and Europe.

LentiGlobin and Lenti-D are trademarks of bluebird bio, Inc.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s research, development, manufacturing and regulatory approval plans for its LentiGlobin product candidate to treat transfusion-dependent ß-thalassemia and severe sickle cell disease and its bb2121 product candidate to treat relapsed/refractory multiple myeloma, including statements whether the manufacturing process changes for LentiGlobin will improve outcomes of patients with transfusion-dependent ß-thalassemia and severe sickle cell disease, whether the planned changes to the HGB-206 clinical trial protocol, including plerixafor mobilization, will improve outcomes in patients with severe sickle cell disease. Any forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the risks that the preliminary positive efficacy and safety results from our prior and ongoing clinical trials of LentiGlobin will not continue or be repeated in our ongoing, planned or expanded clinical trials of LentiGlobin, the risks that the changes we have made in the LentiGlobin manufacturing process or the HGB-206 clinical trial protocol will not result in improved patient outcomes, risks that the current or planned clinical trials of LentiGlobin will be insufficient to support regulatory submissions or marketing approval in the US and EU, the risk of a delay in the enrollment of patients in our clinical studies, and the risk that any one or more of our product candidates, including our bb2121 product candidate, will not be successfully developed, approved or commercialized. For a discussion of other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in our most recent Form 10-Q, as well as discussions of potential risks, uncertainties, and other important factors in our subsequent filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and bluebird bio undertakes no duty to update this information unless required by law.

Contact:

bluebird bio

Investors & Media

Elizabeth Pingpank, 617-914-8736

epingpank@bluebirdbio.com